SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

North American Galvanizing & Coatings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

North American Galvanizing & Coatings, Inc.

April 1, 2008

ANNUAL MEETING – MAY 2, 2008

Dear Stockholder:

You are cordially invited to attend North American Galvanizing & Coatings, Inc.’s Annual Meeting of Stockholders on Friday, May 2, 2008 at 10:00 a.m.  The Annual Meeting will be held at the NASDAQ Marketsite, 4 Times Square, in New York City, New York.

The business expected to be conducted at the Annual Meeting is presented in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.  Members of management will report on our operations and our outlook for the future. After the business presentation, the directors and management will be available for your questions.  If you plan to attend the meeting in person, you will be required to present photo identification to enter the NASDAQ.

Regardless of whether you plan to attend the Annual Meeting in person, please vote your shares by proxy.  The enclosed proxy card contains directions for voting your shares by mail, by using the Internet or by telephone.  Please ensure that your shares will be represented at the Annual Meeting by voting now.  Your vote is important, either in person or by proxy.

On behalf of the Board of Directors, thank you for your continued interest in North American Galvanizing & Coatings, Inc.  We look forward to seeing you at our Annual Meeting.

Sincerely,

Ronald J. Evans
President and Chief Executive Officer

North American Galvanizing & Coatings, Inc.   5314 S. Yale Avenue, Ste. 1000   Tulsa, Oklahoma 74135 USA

918-494-0964	Fax 918-494-3999	www.nagalv.com

North American Galvanizing & Coatings, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of North American Galvanizing & Coatings, Inc., a Delaware corporation, will be held at the NASDAQ Marketsite, 4 Times Square, New York City, New York, on Friday, May 2, 2008 at 10:00 a.m., local time, for the purpose of:

1.	Electing seven directors to one year terms.

2.	Ratifying the appointment of Deloitte & Touche LLP as independent registered public accountants for 2008.

3.	Transacting such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors fixed March 19, 2008 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.  A list of those stockholders will be open for examination at our offices for a period of ten days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting.

We have provided you the choice of voting your shares by Internet, telephone or mail, as outlined on the enclosed proxy card.  It is important that your shares are represented at the Annual Meeting regardless of the number you may hold.  We encourage you to vote by Internet, telephone or mail even if you plan to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Beth B. Hood,
Vice President & Corporate Secretary
April 1, 2008

PROXY STATEMENT

North American Galvanizing & Coatings, Inc.

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 2, 2008

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of North American Galvanizing & Coatings, Inc. (“North American Galvanizing”, the “Company”, “we”, “us” or “our”) for use at the Annual Meeting of Stockholders to be held May 2, 2008, at 10:00 a.m., local time, at the NASDAQ Marketsite, 4 Times Square, New York City, or at any adjournments thereof (the “Annual Meeting”).

At the close of business on March 19, 2008, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 12,433,460 shares of our common stock (the “Common Stock”).  Each share of Common Stock is entitled to one vote on all matters.

The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transacting business at the Annual Meeting.  Abstentions and “broker non-votes” are counted to determine the presence or absence of a quorum at the Annual Meeting.  No cumulative voting rights are authorized and dissenters’ rights are not applicable to the matters being proposed.

This proxy statement and accompanying proxy card are being mailed to our stockholders on or about April 1, 2008.

Our principal executive office is located at 5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma 74135.

The seven nominees receiving the highest number of affirmative votes will be elected as directors at the Annual Meeting.  This is called a plurality.  A vote withheld from a nominee for director will have no effect on the results of the vote.

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accountants.

Brokers who hold shares of Common Stock in “street name” for customers have authority to vote on certain “routine” items on behalf of their clients if they do not receive voting instructions within ten days of the Annual Meeting pursuant to the rules of the New York Stock Exchange that govern brokers, including brokers that trade shares on the NASDAQ. Brokers will have discretionary authority to vote on the election of directors and the ratification of the independent registered public accountants, as those are considered routine items.  For matters that are not routine, if a broker has not received voting instructions from its client, the broker cannot vote the shares on that proposal.  This is called a “broker non-vote.”  Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting but not for determining the number of shares voted for or against a non-routine matter or as an abstention on that matter. We are not asking you to vote on any non-routine items this year.

You may revoke your proxy at any time before the Annual Meeting by:

•	giving written notice to North American Galvanizing & Coatings, Inc., Attention: Corporate Secretary, 5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma 74135,
•	submitting a subsequent proxy by internet, telephone or mail with a later date, or
•	by voting in person at the Annual Meeting.

Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above.

If no choice is specified on a valid, unrevoked proxy, the shares will be voted as follows:

•	FOR the election of the directors nominated by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee,
•	FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company.

Proxies will also authorize the shares represented thereby to be voted, as the proxy holders named in the proxy may deem advisable on any other matters that may properly be presented for action at the Annual Meeting.  The board of directors does not know of any other matter that is expected to be presented for consideration at the Annual Meeting.

ANNUAL REPORT

Our Annual Report to Stockholders and Form 10-K for the fiscal year ended December 31, 2007, including audited financial statements, are enclosed with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

A Board of seven directors are to be elected at the Annual Meeting to serve until the 2009 annual meeting or until their respective successors have been duly elected and qualified.  Six of our current directors, Linwood J. Bundy, Ronald J. Evans, Gilbert L. Klemann, II, Patrick J. Lynch, Joseph J. Morrow and John H. Sununu, have been nominated for re-election at the Annual Meeting.  In December, 2007, the resignation of a Board member created a vacancy and in February, 2008, the Board appointed Janice K. Henry to fill the vacancy and to stand for election at the Annual Meeting.  Each of these seven nominees has agreed to serve if elected.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below.  If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, such proxies will be voted for a substitute nominee selected by the Board to fill the vacancy.  The Board has no reason to believe that any of the nominees will be unavailable to serve.

Nominees for Election as Directors

The experience and background of each of the nominees are set forth below.

Linwood J. Bundy, age 65, President, Chief Executive Officer and member of the Board of Directors of Bundy, Inc., a privately-owned development, entertainment and investment company located in Iowa, since 1993. From 1978 to 1998, President and Chief Executive Officer of Iowa State Ready Mix Concrete, Inc., a privately-owned concrete company located in Ames, Iowa.  Past owner of Hallet Materials, a sand and gravel business in Iowa and Texas (1986-1998).  Mr. Bundy serves on the Board of Directors of US Bank in Ames, Iowa.  He is a past member of the Board of Trustees of Mary Greeley Medical Center, a member of the Order of the Knoll, an Iowa State University Foundation, and past member of a number of civic and professional organizations in Iowa.  Served as a director of the Company since 2000.

Ronald J. Evans, age 58, appointed President of the Company in February 1996 and Chief Executive Officer in November 1999.  Private investor from May 1995 to February 1996.  From July 1989 to May 1995, Vice President and General Manager of Deltech Corporation, a privately-owned specialty chemicals producer.  From January 1989 to July 1989, Vice President of Sales and Marketing for Deltech Corporation.  Manager from 1976 to 1989 for Hoechst Celanese Corporation.  Served as a director of the Company since 1995.

Janice K. Henry, age 57, retired in June, 2006 from Martin Marietta Materials, Inc. having served as Chief Financial Officer from 1994, when the company completed its initial public offering, until June, 2005. Ms. Henry also served as Senior Vice President of Martin Marietta Materials from 1998 until her retirement.  From 2002 until March, 2006, Ms. Henry served as Treasurer of Martin Marietta Materials, Inc. Since June, 2006, Ms. Henry has served as a consultant and worked part-time for the Adaptive program at Vail Ski School.  She previously served on the board of Inco Limited and as a member of the Board of Trustees of Peace College.  Ms. Henry has served as a director of the Company since February, 2008.

Gilbert L. Klemann, II, age 57, Executive Vice President, Worldwide General Counsel and Secretary of Sotheby’s since February, 2008.  From 2001 to 2007, Senior Vice President and General Counsel of Avon Products Inc.  During 2000, Mr. Klemann was Of Counsel to the international law firm of Chadbourne & Parke LLP, New York City.  From 1991 to 1999, Mr. Klemann was an Executive Officer and General Counsel of Fortune Brands, Inc. (formerly American Brands, Inc.).  Prior to 1990 he was a partner in the law firm of Chadbourne & Parke LLP.  Mr. Klemann formerly served as a director of Alliance One International, Inc.through February, 2008.  Served as a director of the Company since 2000.

Patrick J. Lynch, age 70, Private investor and formerly Senior Vice President and Chief

Financial Officer of Texaco Inc., a publicly-owned oil and petrochemicals company, from 1997 to 2001.  For more than forty years, Mr. Lynch was actively engaged in the business of Texaco Inc. or one of its subsidiaries or affiliated companies.  He was a member of the Trustees of The American Petroleum Institute, The Conference Board Financial Executives and CFO Advisory Council.  Mr. Lynch currently serves as the Chairman of the Board of Trustees for Iona College in New Rochelle, New York.  He has been a director of Aquila, Inc. since 2004 and currently serves as chairman of Aquila’s Audit Committee.  Served as a director of the Company since 2001.

Joseph J. Morrow, age 68, appointed Non-Executive Chairman of the Board in November 1999.  Formerly served as a director of Warwick Valley Telephone Company, a member of its compensation committee and served as chairman of its corporate governance and nominating committee, December 2004 through July 2007.  Chairman of Proxy Services Corporation from 1992 to present.  Chief Executive Officer of Proxy Services Corporation from 1972 to 1992.  Chief Executive Officer of Morrow & Co., Inc., a privately-owned international proxy solicitation firm, since 1972.  Currently Trustee of Golfer’s in Support of the Troops, a privately funded charitable foundation.  Served as a director of the Company since 1996.

John H. Sununu, age 68, President of JHS Associates, Ltd., a private consulting firm, since June 1992 and a former partner in Trinity International Partners, a private financial firm, and served as co-host of CNN’s “Crossfire”, a news/public affairs discussion program, from March 1992 until February 1998.  A member of the National Academy of Engineering and the Board of Trustees for the George Bush Presidential Library Foundation.  From January 1989 until March 1992, Chief of Staff to the President of the United States.  Served on the Advisory Board of the Technology and Policy Program at MIT from 1984 until 1989.  From January 1983 to January 1989, Governor of the State of New Hampshire.  From 1968 until 1973, Governor Sununu was Associate Dean of the College of Engineering at Tufts University and Associate Professor of Mechanical Engineering.  From 1963 until his election as Governor, President of JHS Engineering Company and Thermal Research Inc.  Helped establish and served as chief engineer for Astro Dynamics Inc. from 1960 until 1965.  Served as a director of the Company since 1996.

With the exception of Mr. Evans, none of the nominees for director are, or have been, employed by us or any of our subsidiaries or other affiliates.

The Board recommends that you vote FOR the nominees listed above.

Chief Financial Officer

Beth Hood, age 44, Vice President and Treasurer since April 2005 and appointed Chief Financial Officer and Secretary of the Company May 2005 to present.  From March 2001 to March 2005, Vice President of Finance and Treasurer of Fintube Technologies, Inc., a wholly-owned subsidiary of Lone Star Technologies, Inc.  From April 1989 to March 2001, Ms. Hood held a number of senior finance positions at Laufen Ceramic Tile, a subsidiary of Keramik Holding AG Laufen, Switzerland, and ultimate parent, Roca Radiodores, S.A., of Barcelona, Spain.  Ms. Hood is both a CPA and CMA.

BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of its seven member Board of Directors.  The Board meets regularly during our fiscal year to review significant developments affecting us and to act on matters requiring Board approval.  It also holds special meetings when necessary between scheduled meetings.

The Board has determined that directors Linwood J. Bundy, Janice K. Henry, Gilbert L. Klemann II, Patrick J. Lynch, Joseph J. Morrow and John H. Sununu are “independent directors,” as the term is defined under the listing standards of NASDAQ.  Mr. Evans is the sole management member of the Board.  When we use the term “non-management director” in this proxy statement, we are referring to all the Board members with the exception of Mr. Evans.

The Board met six times in 2007 (including regularly scheduled and special telephonic meetings).  Each director attended at least 75% of the total meetings of the Board and the total meetings of each applicable committee.  The non-management directors meet in executive session, as needed, without the management director or other members of management.  The Board does not have a policy regarding director attendance at annual meetings. For the 2007 Annual Meeting of Stockholders, six of the seven directors attended the meeting.

We have a non-executive Chairman in lieu of a “lead” director who presides at all executive sessions of the Board.  An interested person who wishes to contact either the Chairman or the non-management directors as a group may do so by writing to either the Chairman or the Non-Management Directors, c/o Corporate Secretary, North American Galvanizing & Coatings, Inc., 5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma 74135, which will be forwarded, unopened, to the addressee. Stockholders may also contact any other member of the Board by writing to the same address, c/o Board of Directors.

DIRECTOR COMPENSATION

The following table describes the compensation of non-management directors during 2007.
Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Linwood J. Bundy	$ 61,250	—	$ 35,400	—	—	—	$96,650
Ronald J. Evans (3)	—	—	—	—	—	—	—
T. Stephen Gregory	61,250	—	35,400	—	—	—	96,650
Gilbert L. Klemann, II	61,250	—	35,400	—	—	—	96,650
Patrick J. Lynch	61,250	—	35,400	—	—	—	96,650
Joseph J. Morrow	61,250	—	35,400	—	—	—	96,650
John H. Sununu	61,250	—	35,400	—	—	—	96,650

(1) For 2007, each of our non-management directors earned an annual fee of $35,000, payable in quarterly installments.  All of the Company's directors elected to defer 100% of this fee for 2007 and received stock unit grants for the deferred fee and the Company match under the Director Stock Unit Program.  The following are the aggregate number of stock unit awards outstanding that have been granted to each of our directors as of December 31, 2007:  Mr. Bundy, 67,526; Mr. Klemann, 67,526; Mr. Lynch, 67,526; Mr. Morrow, 67,526; Gov. Sununu, 67,526.  Stock unit awards outstanding in June, 2007 were adjusted to reflect the three-for-two stock split, according to provisions for equity changes in the 2004 Incentive Stock Plan.

(2) The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2007: Mr. Bundy, 60,938; Mr. Klemann, 59,375; Mr. Lynch, 57,188; Mr. Morrow, 60,000; Gov. Sununu, 75,000.  Options outstanding in June, 2007 were adjusted to reflect the three-for-two stock split, according to provisions for equity changes in the 2004 Incentive Stock Plan.

(3) See Summary Compensation Table for disclosure related to Ronald J. Evans who is also an Executive Officer of the Company.

Overview of Director Compensation and Procedures

Director compensation is now and has historically been set by the Board.  Director compensation has historically been relatively low with most directors serving because of their equity interest in the Company or their personal or business relationship with our large shareholders.

Non-management directors receive an annual fee, currently $35,000, payable in quarterly installments, and receive no additional compensation for committee services beyond their annual fee.  The Company reimburses the directors for their out-of-pocket expenses for attending Board and committee meetings which, from time-to-time may include the Director’s spouse.

The management director receives no compensation beyond the compensation he receives as CEO but participates in the Director Stock Unit Program to the extent described below.

At the Company’s Annual Meeting held July 21, 2004, stockholders approved a Director Stock Unit Program (“Program”).  Under the Program, effective January 1, 2005, each non-

management director is required to defer at least 50% ($17,500) of his or her annual fee, and may elect to defer 75% ($26,250) or 100% ($35,000) of the annual fee.  The director must make the annual deferral decision before the start of the year. Amounts deferred under the Program are converted into a deferred Stock Unit grant under the Company’s 2004 Incentive Stock Plan at the average of the closing prices for a share of the Company’s Common Stock for the 10 trading days before the quarterly director fee payment dates.

To encourage deferral of fees by non-management directors, the Company makes a matching Stock Unit grant ranging from 25% to 75% of the amount deferred by the director as of the same quarterly payment dates.

Under the Program, the Company automatically defers from the management director’s salary a dollar amount equal to 50% ($17,500) of the director fees for outside directors.  The management director may elect to defer an amount equal to 75% ($26,250) or 100% ($35,000) of the director fees for non-management directors from his or her compensation, and the Company matches deferrals by the management director with Stock Units at the same rate as it matches deferrals for non-management directors.

Deliveries of the granted stock are made five calendar years following the year for which the deferral is made subject to acceleration upon the resignation or retirement of the director or a change in control.

Each non-management director received a grant of 10,000 forfeitable shares of Common Stock (the “Restricted Stock”) under the 2004 Incentive Stock Plan on March 5, 2008.  This grant is in recognition of their service and contributions as directors to the development, implementation, and achievement of the Company’s strategy and goals for the period 2004 through 2007.  Restricted Stock granted to non-management directors vests and becomes nonforfeitable on the date of the earliest to occur of the following:

(a) the date that is two (2) years after the date of grant;

(b) the date of a change in control;

(c) the date the participant terminates employment due to a disability;

(e) the date of the participant’s death;

Corporate Governance

The corporate governance guidelines adopted by the Board in 2004 address the qualification and selection of Board members, independence of Board members, Board leadership, structure of Board committees and Board processes.  In addition, the guidelines include a requirement for executive sessions of non-management directors, an annual self-assessment of the performance of the Board and its committees, an annual performance evaluation of the Chief Executive Officer, and a charter for each Board committee.  We have also adopted a Code of Conduct and Ethics that applies to the Board, our corporate officers, including our Chief Executive Officer and Chief Financial Officer, and all of our other employees.  Our corporate governance guidelines, the charters for our committees and our Code of Conduct and Ethics, including our independence standards (which conform to NASDAQ rules), are available on our website at http://www.nagalv.com/Investors.asp.

Committees of the Board

The Board maintains the following four standing committees, the membership of which is determined from time to time by the Board:

Executive Committee.  Messrs. Sununu (chairman), Klemann, Morrow, and Evans are members of the Executive Committee, which met three times in 2007.  The Executive Committee is delegated authority to act on behalf of the Board in certain operational and personnel matters, and to approve capital expenditures within limits authorized by the Board.

Audit Committee.  Messrs. Lynch (chairman), Bundy, and Klemann are members of the Audit Committee, which met five times in 2007.  Each member of the Audit Committee is an “independent director” as defined in the NASDAQ rules for Audit Committee members.  The Board has determined that Mr. Lynch qualifies as an audit committee “financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The Audit Committee is responsible for, among other things,

•	appointing our independent registered public accountants, subject to stockholder ratification,
•	reviewing the scope of the annual audit and recommendations of the independent registered public accountants,
•	reviewing and discussing with management and the independent registered public accountants our audited financial statements and other financial information,
•	monitoring the independence and performance of our independent registered public accountants, and
•	evaluating overall risk exposures and the adequacy of the overall internal control functions of the Company.

Compensation Committee.  Messrs. Bundy (chairman), Lynch and Morrow are members of the Compensation Committee, which met three times in 2007. All of the committee members are “independent directors” as defined in the NASDAQ rules.

The Compensation Committee considers remuneration of our corporate and subsidiary officers, administers our incentive compensation and stock option plans and approves the adoption of employee benefit plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and Chief Financial Officer and recommends to the Board their compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee was formed in 2003, and is composed of Mr. Morrow (chairman), Mr. Bundy, Ms. Henry, Mr. Klemann, Mr. Lynch and Gov. Sununu.  All of the committee members are “independent directors” as defined in the NASDAQ rules.  The Corporate Governance and Nominating Committee met two times in 2007.

The Corporate Governance and Nominating Committee is responsible for, among other things, identifying and evaluating the qualifications of candidates for Board membership and making recommendations of candidates for consideration of nomination by the Board.

The Corporate Governance and Nominating Committee reviews and recommends to the Board the slate of director nominees to be proposed for election at annual meetings of stockholders and candidates to fill vacancies on the Board that occur between annual meetings of the stockholders.  In identifying and evaluating candidates for Board membership, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate.  While there are no specific minimum requirements for director nominees, the Committee does consider the following non-exclusive factors:  professional experience, knowledge, integrity, independence, diversity of backgrounds and the extent to which the candidate would fill a present need on the Board.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director with an emphasis on the needs of the Company.  The Committee will consider candidates for the board of directors recommended by stockholders and will evaluate such candidates in the same manner as other potential candidates.  Any stockholder who wishes to recommend a person to be considered for nomination as a director by the Corporate Governance and Nominating Committee may do so by submitting the candidate’s name and qualifications in writing to Corporate Governance and Nominating Committee, c/o Corporate Secretary, 5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma  74135.  Stockholders may directly nominate persons for director in accordance with the provisions of our Bylaws, a copy of which is on file with the SEC.

Company Information Available on Website

The Company has posted on its website, www.nagalv.com, its (1) Corporate Governance Guidelines; (2) Code of Business Conduct and Ethics and, (3) the Company’s charters for the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.  In addition, the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the Statements of Beneficial Ownership of Securities on Forms 3, 4 and 5 for Directors and Officers of the Company and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, are available free of charge at the Securities and Exchange Commission ("SEC") website at www.sec.gov.  The Company's website at http://www.nagalv.com/Investors.asp contains a link to its filings with the SEC.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information as of March 7, 2008, regarding the beneficial ownership of our Common Stock by (a) all persons who are beneficial owners of five percent or more of our Common Stock, (b) each of our directors, (c) our Chief Executive Officer and our Chief Financial Officer, which are our only executive officers, and (d) all of our directors and executive officers as a group.  Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

North American Galvanizing & Coatings, Inc.
Stock Ownership, March 7, 2008 (1)
	Number of Shares of Common Stock Beneficially Owned (excluding options) (2)		Nonvested Forfeitable Shares of Common Stock (3)	Options Granted	Total Beneficial Ownership of Common Stock (including options)	Percentage of Common Stock (4)
Linwood J. Bundy	150,023		10,000	60,938	288,487	1.78%
Ronald J. Evans	210,226		50,000	450,000	777,752	5.71%
Janice K. Henry	—		—	—	—	—
Beth B. Hood	1,833		15,000	67,500	84,333	0.68%
Gilbert L. Klemann, II	150,963		10,000	59,375	287,864	1.77%
Patrick J. Lynch	108,609		10,000	57,188	243,323	1.41%
Joseph J. Morrow	1,594,072		10,000	60,000	1,731,598	13.38%
John H. Sununu	53,796		10,000	75,000	206,322	1.12%
All Directors and Executive
Officers as Group (8 persons)	2,269,522		115,000	830,001	3,619,679	25.85%
James Investment Research, Inc.	691,916	(6)				5.6%

(1)	All shares adjusted to reflect a three-for-two stock split on June 8, 2007.

(2)
Excludes stock units allocated to the account of the named person under the Director Stock Unit Program.  These allocations are as follows:  Mr. Bundy,  67,526; Mr. Evans, 67,526; Mr. Klemann, 67,526; Mr. Lynch, 67,526; Mr. Morrow, 67,526; Gov. Sununu, 67,526.

(3)	Represents shares which the directors and executive officers have, or within 60 days after March 7, 2008 will have, the right to acquire through the exercise of stock options and warrants.

(4)
Based on 12,433,460 shares of the Common Stock outstanding as of March 7, 2008. This assumes that all options or warrants exercisable within 60 days after March 7, 2008 owned by the named individual are exercised.  The total number of shares outstanding also assumes that none of the options or warrants owned by other named individuals are exercised.

(5)	The address for each of our directors and executive officers is as follows: c/o North American Galvanizing & Coatings, Inc., 5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma 74135.

(6)	Information based on Schedule 13G of James Investment Research, Inc., 1349 Fairground Road, Xenia, Ohio 45385, filed with the SEC on January 30, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee reviews and approves, and recommends for the approval of the full Board of Directors, the annual compensation and compensation procedures for the two executive officers of the Company, i.e., the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).  The CEO confers with the Compensation Committee concerning the compensation of the CFO.   The Compensation Committee considers recommendations from its compensation consultant, Dolmat Connell & Partners (“DC&P”), in making its decisions.  The Compensation Committee is authorized to and has directly engaged DC&P, who is independent of the Company’s management and reports directly to the Compensation Committee.  DC&P has no economic relationships with the Company other than its role in advising the Compensation Committee on matters such as competitive market rates and compensation practices.  At present, the Compensation Committee believes that the cumulative business experience of its members is adequate for its compensation decisions.

Our objective is to provide for executive compensation that will attract and retain skilled executives and will link executive compensation to corporate performance.  To achieve these goals, we believe that our executive compensation must include adequate short-term compensation (primarily in the form of salary and annual bonus) and long-term compensation (primarily in the form of stock options and other equity-based awards.)  The Compensation Committee has no policy as far as the allocation of executive compensation between short-term and long-term compensation or between cash and equity compensation.  This allocation is based on a case by case analysis.

Salary.  Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons.  We review approved salary ranges annually to determine parity with national compensation trends and to ensure that we maintain a reasonably competitive compensation structure.  The President and Chief Executive Officer’s salary is approved by the Board based on a review and recommendation by the Compensation Committee, taking into consideration historical compensation, corporate performance, similar competitive compensation of Chief Executive Officers at peer corporations, assessment of past performance, leadership characteristics and its expectations of future contributions to the Company’s long-term success. The CFO’s compensation is determined in a like manner except that the CEO has a substantial role, together with the Compensation Committee, in setting the CFO’s compensation subject to Board approval.

During 2007, the Compensation Committee recommended and the Board approved an increase in annual base salary of $125,000, to $325,000, for the Chief Executive Officer and an increase in annual base salary of $25,000, to $175,000 for the Chief Financial Officer, effective April 1, 2007.  These increases were based in large part upon the Company’s improved performance in 2005 and 2006. In March 2008, the Compensation Committee recommended and the Board approved an increase in annual base salary of $10,000, to $185,000, for the Chief Financial Officer, effective April 1, 2008.

As indicated from the Summary Compensation Table, a substantial portion of the CEO’s compensation (37.1%) came from equity awards.  Conversely, only 15.5% of the CFO’s compensation came from equity awards.  This relative disparity is based upon the Compensation Committee’s view that a substantial portion of the CEO’s compensation should be linked to Company performance and the performance of the Company’s stock.

Annual Incentive Compensation. Our executive officers and key employees are eligible to participate in a discretionary annual bonus program.  The Committee, subject to Board approval, administers the plan and selects the key employees and executive officers who participate but with substantial CEO input on all employees except himself.  This authority enables the Committee to consider achievement of individual objectives in deciding on, and recommending to the Board, the amount of any bonus for a participant.

The Compensation Committee took into consideration the corporate performance and contributions and earnings performance by our key employees and executive officers for the year ended December 31, 2007, and approved an aggregate of $662,500 in bonus awards for 32 persons, including our Chief Executive Officer and Chief Financial Officer.  The Compensation Committee determined these bonuses in February, 2008, based upon corporate performance and the performance of the particular employee in 2007.

The Board approved the recommendations of the Compensation Committee.

            2004 Incentive Stock Plan.  Equity awards, historically in the form of stock option grants, are made under this plan to provide additional incentives to employees to work to maximize our growth and stockholder value.  The stock option program may utilize vesting periods to encourage key employees to continue in our employ.  The number of options granted is determined by the subjective evaluation of the executive’s ability to influence our long-term growth and profitability.  Options are granted at the current market price at the time of the grant.

During March 2008, the Compensation Committee recommended and the Board of Directors approved a grant totaling 105,000 forfeitable shares of Common Stock (the “Restricted Stock”) for 7 management employees.  This grant is in recognition of 2007 performance.  Restricted Stock granted to management employees vests and becomes nonforfeitable on the date of the earliest to occur of the following:

(a)	the date that is four (4) years after the date of grant;

(b)	the date of a change in control;

(c)	the date the participant terminates employment due to a disability;

(e)	the date of the participant’s death;

The Compensation Committee recommends, and the Board approves, equity awards under this plan.  The CEO confers with the Compensation Committee on all plan awards other than those made to himself.  Grants are made before March 15 each year.

In 2007, the Compensation Committee recommended and the Board approved stock option grants totaling 412,500 shares of Common Stock to our employees, including 300,000 awarded to the Chief Executive Officer and 37,500 awarded to the Chief Financial Officer, as adjusted to reflect the three-for-two stock split in June, 2007.

401K Plan.  The Company offers a 401(k) defined contribution plan to its eligible employees, including executive officers.  Although the Company match is discretionary, the Company has historically matched a participant’s contributions up to 3% and contributed to the North American Galvanizing Common Stock Fund of the 401K an additional 110% of a participant’s contributions over 3%, but not to exceed 6%, of the participant’s compensation.

Perquisites.  The Company offers to pay the travel costs of the executives’ spouses to attend the Annual Meeting of Shareholders.  The aggregate cost in total is less than $10,000 per year. The Company provides no other perquisites to its executives.

Change in Control Provisions.  Awards under the 2004 Incentive Stock Plan and the Director Stock Unit Plan are subject to accelerated vesting upon a change in control of the Company, resignation or retirement.  The Compensation Committee believes these accelerated vesting provisions to be fair and customary.  The change in control provisions in the CEO’s employment agreement are discussed below.

CEO Employment Agreement. The Company entered into a three-year written employment agreement with the CEO, effective April 1, 2007, that provides the CEO an annual base salary of $325,000 during the term subject to possible increase by the Board.  Under the agreement, the CEO remains eligible to participate in all Company benefit plans.

If the CEO’s employment is terminated for any reason other than a change in control or for cause or because of a permanent disability, then the employment agreement provides that the CEO (or his estate) is entitled to a one-time termination payment equal to his then annual base salary.

In the event either the CEO or the Company elects to terminate the agreement upon the occurrence of a change in control, then the CEO will be entitled to receive a one-time payment equal to 2.99 times his annual base salary as of the date of termination.  The CEO would have received a termination payment of $971,750 in the event the employment agreement had been in effect as of December 31, 2007, and a change of control and termination had occurred at that time.

The CEO and the Chairman of the Board in consultation with the Compensation Committee negotiated the terms of the employment agreement, which were recommended by the Compensation Committee and approved by the Board.  The Compensation Committee and the Board believe that the terms of the agreement are reasonable and that the agreement was needed in order to retain the services of the CEO.

The Compensation Committee believes that compensation levels during 2007 adequately reflect our compensation goals and policies.  The Compensation Committee will continue to evaluate the relationship between its executive and key managerial compensation and our performance and stockholder value.

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation for the three fiscal years ended December 31, 2007 paid for the two persons who served as our Chief Executive Officer and Chief Financial Officer and are currently our only two executive officers.  We refer to these individuals as the “named executive officers.”

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

Ronald J. Evans	2007	$293,750	$120,000	$—	$229,389	$—	$26,250	$18,506	$687,895
President and CEO (5)	2006	195,000	60,000	—	64,686	—	26,250	12,233	358,169
	2005	175,833	50,000	—	—	—	15,000	10,579	251,412

Beth B. Hood	2007	168,750	50,000	—	29,738	—	—	$10,631	$259,119
CFO and Secretary (6)	2006	145,000	20,000	—	10,027	—	—	5,906	180,933
	2005	92,083	13,300	—	—	—	—	—	105,383

(1) Includes amounts deferred as a director under the Director Stock Unit Program, totaling $35,000 for 2007 and 2006, and $20,000 for 2005.  The stock unit awards are deferred for five years subject to acceleration upon resignation, retirement or a change in control.  The actual stock certificates will not be issued to the director until the award is paid out.

(2) Refer to Note 1, “Summary of Significant Accounting Policies, Stock Options,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 7, 2008 for the relevant assumptions used to determine the valuation of our option awards.  The following are the grant date fair value of options awards to our named executive officers during 2007:  Mr. Evans, $708,000, and Ms. Hood, $ 88,500.

(3)  Represents the Company’s matching contribution based on amounts deferred as a director under the Director Stock Unit Program.  Mr. Evans had 67,526 stock unit grants awarded under the Director Stock Unit program outstanding at December 31, 2007.

(4) Represents the Company’s matching contributions to its 401(k) defined contribution retirement plan on behalf of the named executive officer.

(5) Current salary level of $325,000 as established in employment agreement dated April 1, 2007.  Other material terms of this employment agreement are provided above in “Compensation Discussion and Analysis—CEO Employment Agreement.”

(6) Joined the Company, effective April 18, 2005.

GRANTS OF PLAN-BASED AWARDS

           The following table shows the total number of options that were granted in 2007 under the 2004 Incentive Stock Plan to the named executive officers.  Each option has an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and becomes exercisable over a four year period, with 25% of the shares becoming exercisable on each anniversary of the grant date.  The rates of stock appreciation presented in this table are not predictions of future stock prices.  All share-based data is adjusted to reflect a three-for-two stock split by the Company on June 8, 2007.

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Ronald J. Evans	2/23/2007	—	—	—	—	—	—	—	300,000	3.47	$708,000
President and CEO	1/2/2007	—	—	—	—	—	—	4,368	—	—	15,313
	4/2/2007	—	—	—	—	—	—	4,176	—	—	15,313
	7/2/2007	—	—	—	—	—	—	1,663	—	—	15,313
	10/1/2007	—	—	—	—	—	—	2,359	—	—	15,313

Beth B. Hood	2/23/2007	—	—	—	—	—	—	—	37.500	3.47	88,500
CFO and Secretary

(1)  Stock units awarded under the Director Stock Unit Program.

(2)  The exercise price of the stock option awards is equal to the day's closing price of the common stock.

(3)  Refer to Note 1, "Summary of Significant Accounting Policies, Stock Options,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 7, 2008 for the relevant assumptions used to determine the valuation of our option awards.

(4)  Stock unit values based upon average closing price of common stock for 10 trading days prior to grant date.

On March 5, 2008, the Compensation Committee recommended and the Board approved grants totaling 105,000 forfeitable shares of Common Stock (the “Restricted Stock”) for 7 management employees, including 50,000 awarded to the Chief Executive Officer and 15,000 awarded to the Chief Financial Officer.  This grant is in recognition of 2007 performance.  Restricted Stock granted to management employees vests and becomes nonforfeitable on the date of the earliest to occur of the following:

(a)	the date that is four (4) years after the date of grant;

(b)	the date of a change in control;

(c)	the date the participant terminates employment due to a disability;

(e)	the date of the participant’s death;

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the total number of unexercised stock options and unvested stock and equity incentive plan awards for the named executive officers as of December 31, 2007.  All option awards have been adjusted for a three-for-two stock split by the Company in June, 2007.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ronald J. Evans	18,750	37,500	—	1.67	02/16/2015	—	—	—	—
President and CEO	37,500	112,500	—	1.40	02/17/2016	—	—	—	—
	37,500	150,000	—	3.47	02/23/2017	—	—	—	—
	37,500	150,000	—	3.47	02/23/2017

Beth B. Hood	3,750	7,500	—	1.63	04/18/2015	—	—	—	—
CFO and Secretary	7,500	22,500	—	1.40	02/17/2016	—	—	—	—
	9,375	37,500	—	3.47	02/23/2017	—	—	—	—

(1) Options become exercisable in four equal annual installments beginning on the first anniversary date of grant, except one of the options for 150,000 shares awarded to Ronald J. Evans on February 23, 2007, exercisable in three equal annual installments beginning on the first anniversary date of grant.

(2) The expiration date of each option occurs 10 years after the date of grant of each option.

OPTIONS EXERCISES AND STOCK VESTED

The following table shows option exercises and the vesting of stock units for the named executive officers during 2007.

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald J. Evans
President and CEO	41,250	181,206	12,566	61,250

Beth B. Hood	7,500	61,075	—	—
CFO and Secretary

(1) Delivery of stock certificates for stock units granted under Director Stock Unit Program is deferred for five years subject to acceleration upon resignation, retirement or change in control.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning the named executive officer’s participation in the Company’s Director Stock Unit Program, which provides deferred equity-based compensation to management and non-management directors.

Name and Principal Position	Executive Contributions in 2007 ($)	Registrant Contributions in 2007 ($)	Aggregate Earnings in 2007 ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 31, 2007 ($)

Ronald J. Evans	$ 35,000	$ 26,250	$ —	$ —	$ 409,882
President and CEO

The material terms of the Director Stock Unit Program are described under “Board of Directors and Committees – Overview of Director Compensation and Procedures” elsewhere in this proxy statement.  The Company’s Director Stock Unit Program commenced January 1, 2005.  Since that time, the executive contributions and registrant contributions have been included in the Summary Compensation Table.  For 2007 and 2006, the executive contributions are included in salary and the registrant contributions are included in change in pension value and nonqualified deferred compensation earnings in the Summary Compensation Table.  For 2005, both the executive and registrant contributions were included in the stock awards column under long-term compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The vesting of all outstanding stock options, forfeitable stock grants, and stock deferrals under the Director Stock Unit Programs, are accelerated upon the retirement or resignation of the holder or upon a change-in-control.  Under the terms of the CEO's employment agreement, the Company must pay the CEO (i) a single cash payment equal to one year's annual base salary (currently $325,000) upon his retirement or termination (other than in connection with a change-in-control) and (ii) a single cash payment equal to 2.99 times his annual base salary (a total of $971,750 based on current salary) in connection with the termination of his employment in connection with a change-in-control of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviews our general compensation policies and the compensation plans and specific compensation levels for executive officers.  The 2004 Incentive Stock Plan, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and paragraph 162(m) of the Internal Revenue Code of 1986, as amended, require that at least two of the Compensation Committee members be non-employee directors.  The Compensation Committee consists of three directors who are not employees of the Company.  Linwood J. Bundy is the current Chairman of the Compensation Committee.  The Compensation Committee has utilized compensation consultants, Dolmat Connell & Partners, for consultation on the compensation of the executive officers and management of the Company.  All recommendations by the Compensation Committee relating to the compensation of our executive officers are approved by the full Board.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007 with management.  In reliance on the reviews and discussions referred to above, the compensation committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2007 for filing with the SEC.

By the Compensation Committee of the Board of Directors:
Linwood J. Bundy, Chairman
Patrick J. Lynch
Joseph J. Morrow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is presently comprised of the following directors: Messrs. Bundy, Lynch and Morrow, none of whom are current or former officers or employees of the Company or any of its subsidiaries. None of our named executive officers or directors was an executive officer or served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three directors, all of whom must be independent in accordance with and meet the other requirements of the NASDAQ rules.

The Audit Committee reviews our financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of the Company’s results.  The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principals generally accepted in the United States of America.

The Audit Committee is responsible for, among other things, reviewing with our independent registered public accountants the scope and results of their audit engagement.  In connection with the fiscal 2007 audit, the Audit Committee has:

•
reviewed and discussed with Deloitte & Touche, LLP, our independent registered public accountants (“Deloitte”), and with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007,

•
discussed with Deloitte the matters required by Statement on Auditing Standards No. 61, as amended, relating to communications between the Audit Committee and the independent registered public accountants, and

•
received from and discussed with Deloitte the written disclosures and letter from Deloitte required by Independence Standards Board Standard No. 1 as modified or supplemented, regarding their independence from the Company.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.
.

The Audit Committee:

Patrick J. Lynch, Chairman
Linwood J. Bundy
Gilbert L. Klemann, II

PROPOSAL 2

RATIFICATION  OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Deloitte as independent registered public accountants to conduct the 2008 audit of our financial statements.  The Board has directed that such appointment be submitted for ratification by the stockholders at the Annual Meeting.

Deloitte has served as our independent registered public accountants since 1990.  A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Total fees for professional services provided by Deloitte for the years ended December 31, 2007 and 2006 were $420,658 and $316,364, respectively, for the following services:

Audit Fees

The aggregate fees for professional services rendered by Deloitte for the audit of our annual financial statements and for 2007, the effectiveness of the Company’s internal control over financial reporting and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q in 2007 and 2006 were $319,500 and $180,262, respectively.

Audit-Related Fees

The aggregate fees paid for audit-related services in 2006 related to attestation fees paid for audits of the Company’s employee benefit plan was $13,000.  In 2007, Tullius Taylor performed the audit of the Company’s employee benefit plan.

Tax Fees

The aggregate fees paid for preparation of tax returns were $35,000 and $29,180 for 2007 and 2006, respectively.  The aggregate fees for tax planning and consultation on tax compliance in 2007 and 2006 were $13,107 and $14,983, respectively.  In addition, fees of $43,226 and $57,054 were paid during 2007 and 2006 for assistance with an IRS examination.

The Audit Committee charter provides for the pre-approval of all audit services and all non-audit services to be provided by our independent registered public accountants that are permitted under applicable law and regulation, and all corresponding fees and terms, by the Audit Committee. Pursuant to procedures established by the Audit Committee, the Chief Financial Officer and/or Chief Executive Officer are required to review and recommend for approval such services to the Audit Committee, subject to the de minimus exception for non-audit services permitted by SEC rules and regulations.  For fiscal years 2007 and 2006, none of the fees listed above were covered by the de minimus exception.

The Audit Committee has considered whether the provision of non-audit services by Deloitte for the year ended December 31, 2007 is compatible with maintaining the principal independent registered public accountant’s independence.

The Board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP.

EQUITY COMPENSATION PLAN INFORMATION

This table provides certain information as of December 31, 2007 with respect to our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options,	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )
Equity compensation Plans approved by security holders	1,015,625	$2.37	859,375 (1)

Equity compensation Plans not approved by security holders	0	N/A	0

Total	1,015,625	$2.37	859,375

(1) This amount represents the number of shares available (859,375) for issuance pursuant to stock options, stock units and grants that could be granted in the future under the North American Galvanizing & Coatings, Inc. 2004 Incentive Stock Plan.

RELATED PARTY TRANSACTIONS

Morrow & Co. Mr. Joseph J. Morrow, a director of the Company and a nominee for reelection, is the Chief Executive Officer, a director and approximately a 30% shareholder of Morrow & Co., Inc., which provides proxy solicitation and other stockholder related services to us as described in the section titled “Other Matters” in this Proxy Statement.  During the year ended December 31, 2007, the Company paid Morrow & Co., Inc. $7,500, in connection with the Company’s 2007 Annual Meeting of Stockholders, consisting of a fee for solicitation of proxies.  In addition, an affiliate of Morrow & Co, Audit Committee on Call, provides a confidential hotline service to be used for reporting violations of the Business Code of Conduct and Ethics policy.  The Company was billed $600 during 2007 for this service.

Gregory Industries, Inc.   The Company purchased the after-fabrication hot dip galvanizing assets of Gregory Industries, Inc. located in Canton, Ohio on February 28, 2005 for a cash purchase price of $3.7 million plus approximately $.5 million in purchase-related expenses.  Gregory Industries, Inc. is a manufacturer of products for the highway industry and a customer of the Company.  T. Stephen Gregory, appointed a director of North American Galvanizing & Coatings, Inc. on June 22, 2005, is the chief executive officer, chairman of the board, and approximately an 80% shareholder of Gregory Industries, Inc.  Mr. Gregory resigned his position as director of the Company in December, 2007.  Total sales to Gregory Industries, Inc. for the years ended December 31, 2007, 2006 and 2005 were approximately $1,297,000, $1,982,000 and $1,486,000, respectively.

Our Code of Business Conduct and Ethics, which constitutes our related party transaction policy, requires that all related party transactions be disclosed in writing to the Board.  The Board must approve such transactions, and the terms of such transactions must be the same as the Company would obtain from an unaffiliated third party.  The Board is aware of and has approved the Company’s transactions with affiliates of Mr. Morrow and Mr. Gregory as described above in accordance with the terms of our policy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of changes in ownership of the Common Stock with the SEC.  Executive officers and directors are required by SEC regulations to furnish us with copies of all Section 16(a) forms so filed.  Based solely on a review of the copies of such reports furnished to us, we believe that all persons subject to these reporting requirements filed the required reports on a timely basis during fiscal year 2007.

STOCKHOLDER PROPOSALS

If any stockholder wishes to submit a proposal, including nominations for the Board, for inclusion in the proxy statement for our next annual meeting in 2009, such proposal must be received at our principal executive office by December 3, 2008.  Such proposal should be directed to North American Galvanizing & Coatings, Inc., Attention: Corporate Secretary, 5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma 74135.

For business to be properly brought before an annual meeting (including nominations for the Board), but not included in the proxy statement, a stockholder must follow certain procedures set forth in the Bylaws.  Generally, a stockholder must give timely notice to our Corporate Secretary. To be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days prior to the meeting. The Bylaws specify the information which must accompany such stockholder notice.  Details of the relevant section of the Bylaws may be obtained by any stockholder from our Corporate Secretary.

OTHER MATTERS

All expenses in connection with solicitation of proxies will be borne by us.  In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by our officers and employees, who will receive no compensation for their services.  We have also retained Morrow & Co., Inc., 470 West Avenue, Stamford, CT 06902, to assist in such solicitation.  We expect to pay Morrow & Co. a fee of $7,500 for its services and will reimburse Morrow for certain out-of-pocket expenses.  Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

BNY Mellon Shareowner Services has been retained to receive and tabulate proxies for the Annual Meeting.

The Board is not aware of any other matter, other than those described above, that may be presented for action at the Annual Meeting. If any other matter or proposal should be presented and should properly come before the Annual Meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.  The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 and 3. IF NO CHOICE IS SELECTED, THE PROXY WILL VOTE YOUR SHARES IN ACCORDANCE WITH SUCH RECOMMENDATION.								Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1.	Election of the following nominees as Directors:
							FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Linwood J. Bundy, 02 Ronald J. Evans, 03 Janice K. Henry, 04 Gilbert L. Klemann, II, 05 Patrick J. Lynch 06 Joseph J. Morrow, 07 John H. Sununu					2.	Ratify the appointment of Deloitte & Touche LLP as independent Registered Public accountants for fiscal 2008

		FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for nominees listed ☐
					3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

INSTRUCTIONS: To vote FOR or WITHHOLD AUTHORITY to vote for the election of all Nominees, check the appropriate box hereon. To withhold authority to the election of any Nominee(s), write the name(s) of such Nominee(s) in the following space:

Please sign, date and return this proxy promptly, using the enclosed envelope. If no box is marked above with respect to proposal 2 the undersigned will be deemed to have voted FOR the proposal.
If no box is marked above with respect to Proposal 1, the undersigned will be deemed to vote FOR each nominee, except for any Nominee whose name is written in the space provided above.

	Signature			Signature		Date
Please sign above exactly as name appears on the Proxy. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. Make sure that name on your stock certificate(s) is exactly as you indicate above.

Ù FOLD AND DETACH HERE Ù
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time
May 1, 2008

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/nga Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the Annual Meeting of Stockholders on May 2, 2008

The undersigned, a stockholder of record of NorthAmerican Galvanizing & Coatings, Inc. on March 19, 2008 (the “Record Date”), hereby appoints Linwood J. Bundy, Ronald J. Evans, and Beth B. Hood or any of them with full power of substitution, as proxies for the undersigned, to vote all shares of common stock, $.10 par value per share (the “Common Stock”), of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 2, 2008, and at any adjournments or postponements thereof, on the matters listed on the reverse side.

(Continued, and to be marked, dated and signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Annual Meeting
of
North American Galvanizing & Coatings, Inc.

Friday, May 2, 2008
10:00 a.m.

The NASDAQ Marketsite
4 Times Square
NewYork, NewYork

(If you plan to attend the meeting in person, you will be required to present photo identification)